EXHIBIT 99.1

                                 [COMPANY LOGO]

Contact:     Peter M. Holland
             Chief Financial Officer
             (740) 772-8547


           HORIZON PCS ANNOUNCES SECOND QUARTER AND SIX-MONTH RESULTS
                           --------------------------
                        SUBSCRIBER BASE GROWS TO 235,100


CHILLICOTHE, OH (August 13, 2002) -- Horizon PCS, Inc., a PCS affiliate of Sprint (NYSE:PCS), today announced financial results for the second quarter and six months ended June 30, 2002. Highlights for the quarter included:

------------------------------------------------------------------------------------------------------------------------------------
                                                        SECOND QUARTER HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
                      3 MONTHS ENDED           6 MONTHS ENDED                                3 MONTHS ENDED     6 MONTHS ENDED
                         JUNE 30,                  JUNE 30,                                      JUNE 30,           JUNE 30,
                      ----------------         ------------------                            -----------------  -----------------
(in $000's)            2002        2001        2002        2001                               2002      2001      2002     2001
------------------------------------------------------------------------------------------------------------------------------------
Total Revenues         $51,814     $24,771    $100,024     $44,025   Ending PCS Subscribers   235,100   106,300   235,100  106,300
------------------------------------------------------------------------------------------------------------------------------------
EBITDA*               ($14,717)   ($16,429)   ($31,060)   ($29,032)  Net PCS Subscriber Adds   12,400    21,600    41,000   39,900
------------------------------------------------------------------------------------------------------------------------------------
Net Loss              ($42,670)   ($27,286)   ($79,420)   ($46,744)  PCS Churn                  3.2%      2.1%      3.2%     2.2%
------------------------------------------------------------------------------------------------------------------------------------
Capital Expenditures   $25,675     $33,966     $49,113     $66,019   PCS ARPU                    $75       $82      $75      $81
------------------------------------------------------------------------------------------------------------------------------------

_______________________
*  Excludes non-cash compensation charges.

     o Horizon PCS added 12,400 net new subscribers in the second quarter, bringing the subscriber base to 235,100 at the end of the second quarter.
     o As of June 30, 2002, the Company had launched service covering 7.4 million residents or approximately 73% of the total population in its territory. The Company had 1,258 cell sites (which includes 501 sites in the NTELOS network).
     o Average monthly revenue per subscriber (ARPU), including roaming, was $75 for both the second quarter and the first half of 2002. ARPU, excluding roaming, was $56 for both the quarter and the year to date.
     o Churn, excluding 30-day returns, was approximately 3.2% for both the second quarter of 2002 and the first half of 2002.
     o Cost per gross add (CPGA) was $364 for the second quarter and $351 for the year to date.
     o As of June 30, 2002, Horizon marketed Sprint PCS service through 40 Company stores and approximately 525 national outlets, regional retailers and local agents.
     o Total operating revenues were $51.8 million for the quarter ended June 30, 2002, a 7% increase over first quarter 2002 total operating revenues, and $100.0 million for the year to date.
     o For the three and six months ended June 30, 2002, roaming revenue from the Company's portion of the Sprint PCS network was $13.1 million and $23.9 million, respectively. Roaming expense for the three and six months ended June 30, 2002, was $10.5 million and $19.8 million, respectively.

Commenting on the results, William A. McKell, chairman, president and CEO, said, "Net subscriber additions for the second quarter were below our previous guidance, due to competitive pressures, the implementation of Clear Pay II deposits for sub-prime customers in mid-April and delayed purchases due to the expected launch of 3G 1X. However, the new business added was of a higher credit quality. Otherwise, ARPU and roaming revenue and expense were all on target with our previous guidance."

Earnings before interest, taxes, depreciation and amortization, and non-cash compensation charges (EBITDA) was negative $14.7 million for the second quarter of 2002 compared to negative $16.3 million for the first quarter of 2002.

Excluding the access revenue reserve adjustment relating to a July 3rd FCC ruling, EBITDA was negative $13.5 million for the second quarter of 2002. EBITDA was negative $31.0 million through the first half of 2002.

At the end of the second quarter, Horizon had cash, cash equivalents and marketable securities of approximately $138.4 million, which excludes $36.1 million in restricted cash. The company also had $95 million committed under its bank credit facility. Capital expenditures were $25.7 million for the second quarter and $49.1 million for the year-to-date period.

Subject to the current competitive environment, the lack of visibility with the recent launch of PCS VisionSM , and the overall industry uncertainty, Horizon PCS provides guidance for the remainder of 2002 as follows:

     o    Full year net subscriber additions in the range of 75,000 to 100,000;
     o    ARPU to remain consistent with the first half of 2002;
     o Churn, excluding 30-day returns, is expected to be consistent to slightly higher than second quarter of 2002;
     o EBITDA losses for the full year, excluding non-cash compensation charges, of $65 million to $75 million; and
     o    Capital expenditure guidance for the year 2002 is $60 to $70 million.

SECOND QUARTER CONFERENCE CALL SCHEDULE
Horizon PCS will conduct a conference call tomorrow morning, August 14, 2002, at 11:00 a.m. Eastern time to discuss this press release. A live broadcast of the conference call will be available by dialing (913) 981-5509 or online at www.horizonpcs.com. To listen to the live call via the Internet, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available from approximately two hours after the live call ends until August 16, either through the Internet site listed above or by dialing
(719) 457-0820, and entering 186846 when prompted for the access code.

ABOUT HORIZON
Horizon PCS is one of the largest PCS affiliates of Sprint, based on its exclusive right to market Sprint wireless mobility communications network products and services to a total population of over 10.2 million in portions of 12 contiguous states. Its markets are located between Sprint's Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint markets that have a total population of over 59 million. As a PCS affiliate of Sprint, Horizon markets wireless mobile communications network products and services under the Sprint brand name. For more information, visit http://www.horizonpcs.com/.

ABOUT SPRINT
Sprint operates the nation's largest all-digital, all-PCS wireless network, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. Sprint PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 75,000 employees worldwide and $26 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release contains statements about future events and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, projections of net adds, ARPU, churn, CPGA, roaming revenue and expense, and EBITDA losses may prove inaccurate due to factors such as the impact of competition, the availability of handsets and delays in our network build-out. For further information on the risks inherent in Horizon PCS' business see "Risk Factors" in our most recent Form 10-K and Form 10-Q filings.

                                HORIZON PCS, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                                   JUNE 30,          DECEMBER 31,
ASSETS                                                                               2002                2001
                                                                                ---------------    ----------------
CURRENT ASSETS:                                                                   (Unaudited)
Cash and cash equivalents                                                       $   131,846,266    $    123,775,562
Restricted cash                                                                      24,062,500          24,597,222
Investments, held-to-maturity                                                         6,525,263                  --
Accounts receivable - subscriber                                                     21,014,188          14,293,771
Receivable from affiliate                                                               115,796             100,437
Receivable from Parent                                                                   50,000             483,785
Equipment inventory                                                                   1,930,950           3,845,433
Prepaid expenses and other current assets                                             2,631,708             840,970
                                                                                ---------------    ----------------
     Total current assets                                                           188,176,671         167,937,180
                                                                                ---------------    ----------------

OTHER ASSETS:
Restricted cash                                                                      12,032,009          24,062,500
Intangible asset - Sprint PCS licenses, net of amortization                          41,610,868          42,840,534
Goodwill                                                                              7,191,180           7,191,180
Debt issuance costs, net of amortization, and other assets                           27,006,360          24,438,992
                                                                                ---------------    ----------------
     Total other assets                                                              87,840,417          98,533,206
                                                                                ---------------    ----------------
PROPERTY AND EQUIPMENT, NET                                                         243,517,548         214,867,858
                                                                                ---------------    ----------------
        Total assets                                                            $   519,534,636    $    481,338,244
                                                                                ===============    ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable                                                                $     6,082,238    $      9,500,931
Accrued liabilities                                                                  22,973,931          27,527,462
Payable to Sprint                                                                    14,841,718          10,244,529
Deferred service revenue                                                              4,675,289           3,712,734
                                                                                ---------------    ----------------
     Total current liabilities                                                       48,573,176          50,985,656
                                                                                ---------------    ----------------

LONG-TERM LIABILITIES:
Long-term debt, net of discount                                                     502,209,607         384,055,643
Other long-term liabilities                                                           9,199,897           9,106,625
Deferred activation revenue                                                           5,130,237           3,808,618
                                                                                ---------------    ----------------
     Total long-term liabilities                                                    516,539,741         396,970,886
                                                                                ---------------    ----------------
        Total liabilities                                                           565,112,917         447,956,542
                                                                                ---------------    ----------------

COMMITMENTS AND CONTINGENCIES
CONVERTIBLE PREFERRED STOCK                                                         151,061,781         145,349,043
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock                                                                              --                  --
Common stock - class A                                                                        3                   3
Common stock - class B                                                                    5,846               5,846
Treasury stock - class B                                                               (111,061)           (111,061)
Accumulated other comprehensive income (loss)                                          (717,809)           (837,851)
Additional paid-in capital                                                           91,852,117          91,852,117
Deferred stock option compensation                                                   (1,226,122)         (1,566,496)
Retained deficit                                                                   (286,443,036)       (201,309,899)
                                                                                ---------------    ----------------
     Total stockholders' equity (deficit)                                          (196,640,062)       (111,967,341)
                                                                                ---------------    ----------------
        Total liabilities and stockholders' equity (deficit)                    $   519,534,636    $    481,338,244
                                                                                ===============    ================


                                HORIZON PCS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                   FOR THE THREE MONTHS ENDED          FOR THE SIX MONTHS ENDED
                                                            JUNE 30,                           JUNE 30,
                                                 --------------------------------   --------------------------------
                                                     2002              2001             2002              2001
                                                 --------------   ---------------   --------------   ---------------
OPERATING REVENUES:
   Subscriber revenues                           $   37,100,328   $    15,534,748   $   72,115,533   $    27,597,981
   Roaming revenues                                  13,115,952         7,737,890       23,935,240        13,852,349
   Equipment revenues                                 1,597,639         1,498,772        3,972,928         2,574,737
                                                 --------------   ---------------   --------------   ---------------
     Total operating revenues                        51,813,919        24,771,410      100,023,701        44,025,067
                                                 --------------   ---------------   --------------   ---------------

OPERATING EXPENSES:
   Cost of services                                  41,295,842        21,095,072       77,046,651        39,076,437
   Cost of equipment                                  3,741,694         2,312,499        8,661,289         4,502,409
   Selling and marketing                             11,224,139        10,306,302       25,931,360        17,402,333
   General and administrative                        10,269,326         7,486,718       19,444,375        12,075,718
   Non-cash compensation                                163,137           902,137          340,374         1,079,374
   Depreciation and amortization                     12,979,776         4,407,543       20,929,407         7,821,586
                                                 --------------   ---------------   --------------   ---------------
     Total operating expenses                        79,673,914        46,510,271      152,353,456        81,957,857
                                                 --------------   ---------------   --------------   ---------------

OPERATING LOSS                                      (27,859,995)      (21,738,861)     (52,329,755)      (37,932,790)

Loss on sale of property and equipment                 (355,265)               --         (641,003)               --
Loss on exchange of stock                                    --          (399,673)              --          (399,673)
Interest income and other, net                        1,001,073         1,379,211        1,744,709         4,265,431
Interest expense, net of amounts capitalized        (15,455,914)       (6,526,488)     (28,194,322)      (12,677,436)
                                                 --------------   ----------------  --------------   ---------------

LOSS ON OPERATIONS BEFORE INCOME TAXES              (42,670,101)      (27,285,811)     (79,420,371)      (46,744,468)
                                                 --------------   ---------------   --------------   ---------------

INCOME TAX EXPENSE                                           --                --               --                --
                                                 --------------   ---------------   --------------   ---------------

NET LOSS                                            (42,670,101)      (27,285,811)     (79,420,371)      (46,744,468)
                                                 --------------   ---------------   --------------   ---------------

PREFERRED STOCK DIVIDEND                             (2,856,397)       (2,717,954)      (5,712,766)       (5,353,577)
                                                 --------------   ---------------   --------------   ---------------

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS        $  (45,526,498)  $   (30,003,765)  $  (85,133,137)  $   (52,098,045)
                                                 ==============   ===============   ==============   ===============

Basic and diluted loss per share available to
   common stockholders                           $        (0.78)  $        (0.51)   $        (1.46)  $        (0.89)
                                                 ==============   ==============    ==============   ==============

Weighted-average common shares outstanding           58,471,934        58,471,934       58,471,934        58,471,934
                                                 ==============   ===============   ==============   ===============


                                                   FOR THE THREE MONTHS ENDED          FOR THE SIX MONTHS ENDED
                                                            JUNE 30,                           JUNE 30,
                                                 --------------------------------   --------------------------------
                                                     2002              2001             2002              2001
                                                 --------------   ---------------   --------------   ---------------
NET LOSS                                         $ (42,670,101)   $  (27,285,811)   $ (79,420,371)   $  (46,744,468)
OTHER COMPREHENSIVE INCOME (LOSS):
   Net unrealized gain (loss) on hedging
     activities                                       (269,901)          (54,168)         120,042          (353,073)
                                                 -------------    --------------    -------------    --------------
COMPREHENSIVE INCOME (LOSS)                      $ (42,940,002)   $  (27,339,979)   $ (79,300,329)   $  (47,097,541)
                                                 =============    ==============    =============    ==============



                                HORIZON PCS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                     FOR THE SIX MONTHS ENDED
                                                                                             JUNE 30,
CASH FLOWS FROM OPERATING ACTIVITIES:                                                2002                2001
                                                                                ---------------    ----------------
   Net loss                                                                     $   (79,420,371)   $    (46,744,468)
                                                                                ---------------    ----------------
   Adjustments to reconcile net loss of net cash used in operating activities:
       Depreciation and amortization                                                 20,929,407           7,821,586
       Non-cash interest expense                                                     12,985,511           9,340,529
       Non-cash compensation expense                                                    340,374           1,079,374
       Loss on exchange of stock                                                             --             399,673
       Loss on hedging activities                                                        34,103              76,626
       Loss on disposal of property and equipment                                       641,003                  --
       Provision for doubtful accounts                                                7,493,937           2,182,983
     Change in:
       Accounts receivable                                                          (14,214,354)         (7,285,429)
       Equipment inventory                                                            1,914,483           1,572,487
       Prepaid expenses and other                                                    (1,790,738)          2,618,509
       Accounts payable                                                              (3,418,693)         (8,475,591)
       Accrued liabilities and deferred service revenue                               8,974,238          (7,665,058)
       Payable to Sprint                                                              4,597,189             681,968
       Deferred activation revenue                                                    1,321,619           1,015,906
     Change in receivable / payable from affiliates and Parent                          418,426             953,533
     Change in other assets and liabilities, net                                     (1,179,407)         (1,729,726)
                                                                                ---------------    ----------------
       Total adjustments                                                             39,047,098           2,587,370
                                                                                ---------------    ----------------
         Net cash used in operating activities                                      (40,373,273)        (44,157,098)
                                                                                ---------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                             (49,113,012)        (66,019,254)
   Dividends received                                                                        --              (4,311)
   Purchase of short-term investments                                                (6,525,263)        (24,880,965)
   Proceeds from the sale of property and equipment                                   1,543,482                  --
   Proceeds from redemption of RTFC capital certificates                                     --           2,895,646
                                                                                ---------------    ----------------
         Net cash used in investing activities                                      (54,094,793)        (88,008,884)
                                                                                ---------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Deferred financing fees                                                           (2,461,230)         (1,267,555)
   Borrowings on long-term debt                                                     105,000,000                  --
                                                                                ---------------    ----------------
         Net cash provided by financing activities                                  102,538,770          (1,267,555)
                                                                                ---------------    ----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  8,070,704        (133,433,537)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                      123,775,562         191,417,394
                                                                                ---------------    ----------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $   131,846,266    $     57,983,857
                                                                                ===============    ================



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